Exhibit 4.11

Form of Note(1)
(FACE OF NOTE)

CDRV ACQUISITION CORPORATION
(to be succeeded by virtue of merger by VWR International, Inc.)

8% Senior Subordinated Notes Due 2014

CUSIP No. [•](2)[•](3)
No.                                                       $

CDRV Acquisition Corporation, a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns, including VWR International, Inc., a Delaware corporation) (the “Company”), promises to pay to                                                  , or registered assigns, the principal sum of $                                ([                               ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof)](4) (the “Principal Amount”) on April 15, 2014.   The Company promises to pay interest semi-annually on April 15 and October 15 in each year, commencing October 15, 2004, at the rate of 8% per annum [(subject to adjustment as provided below)](5) [, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods](6), until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.](7)  [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [                     ,           ](8).](9)  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular

(1)                                  Insert any applicable legends from Article II.

(2)                                  Include only for Initial Note.

(3)                                  Include only for Exchange Note.

(4)                                  Include only if the Note is issued in global form.

(5)                                  Include only for Initial Note.

(6)                                  Include only for Exchange Note.

(7)                                  Include only for Original Notes.

(8)                                  Insert the Interest Payment Date immediately preceding the date of issuance of the applicable Additional Notes, or if the date of issuance of such Additional Notes is an Interest Payment Date, such date of issuance.

(9)                                  Include only for Additional Notes (and Exchange Notes issued in the exchange therefor).

Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated April 7, 2004, among the Company and the initial purchasers named therein (the “Registration Rights Agreement”).  Until (i) this Note has been exchanged for an Exchange Security (as defined in the Registration Rights Agreement) in an Exchange Offer (as defined in the Registration Rights Agreement); (ii) a Shelf Registration Statement (as defined in the Registration Rights Agreement) registering this Note under the Securities Act has been declared or becomes effective and this Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) this Note is sold pursuant to Rule 144 under circumstances in which any legend borne by this Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture referred to on the reverse hereof; or (iv) this Note is eligible to be sold pursuant to paragraph (k) of Rule 144:  From and including the date on which a Registration Default  (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, additional interest will accrue on this Note until such time as all Registration Defaults have been cured at the rate of (a) prior to the 91st day of such period (for so long as such period is continuing), 0.25% per annum and (b) thereafter (so long as such period is continuing), 0.50% per annum.  Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing.  Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note.  Following the cure of all Registration Defaults, the accrual of such additional interest will cease.  A Registration Default under clause (iv) or (v) below will be deemed cured upon consummation of the Exchange Offer in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period.  For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a “Registration Default”:  (i) neither the Exchange Registration Statement (as defined in the Registration Rights Agreement) nor a Shelf Registration Statement (applicable to all of the Registrable Securities (as defined in the Registration Rights Agreement)) has been filed with the SEC on or before 150 days after the Issue Date; (ii) the Exchange Registration Statement has not become effective or been declared effective on or before 240 days after the Issue Date; (iii) the Exchange Offer has not been consummated within 270 days after the Issue Date; (iv) if a Shelf Registration Statement required by the Registration Rights Agreement is not declared effective by the SEC on or before 150 days after the date on which the obligation to file the Shelf Registration Statement arises or (v) if any Shelf Registration Statement required by the Registration Rights Agreement is filed and declared effective, and during the time the Company is required to use its reasonable best efforts to cause the Shelf Registration Statement to remain effective, (1) the Company shall have suspended the Shelf Registration Statement for more than 30 days in the aggregate in any consecutive twelve-month period and be continuing to suspend the availability of the Shelf Registration Statement, or (2) the Shelf Registration Statement ceases to be effective (other than by action of the Company) without being succeeded within 60 days by a Shelf Registration Statement that is filed and declared effective.](10) (11)

Payment of the principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(10)                            Include only for Initial Note when required by the Registration Rights Agreement.

(11)                            For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Issuers with respect to additional interest on such Initial Additional Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CDRV ACQUISITION CORPORATION

By
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
As Trustee

By
Authorized Officer

Dated:

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of 8% Senior Subordinated Notes Due 2014 of the Company (herein called the “Notes”), issued under an Indenture, dated as of April 7, 2004 (herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), among the Company, as issuer, the Subsidiary Guarantors from time to time parties thereto, as Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may hereafter be entitled to certain other senior subordinated Subsidiary Guarantees made for the benefit of the Holders.  Reference is made to Article XIII of the Indenture for terms relating to such Subsidiary Guarantees, including the release, termination and discharge thereof.  Neither the Company nor any Subsidiary Guarantor shall be required to make any notation on this Note to reflect any Subsidiary Guarantee or any such release, termination or discharge.

The Notes are subordinated to Senior Indebtedness of the Company, as defined in the Indenture, and the Subsidiary Guarantees are subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture.  To the extent provided in the Indenture, Senior Indebtedness must be paid in full in cash or Cash Equivalents before the Notes or the relevant Subsidiary Guarantee may be paid.  The Company and the Subsidiary Guarantors agree, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purposes.

The Notes will be redeemable, at the Company’s option, in whole or in part, and from time to time on and after April 15, 2009 and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture.  The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control.  The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Period	Redemption Price
2009	104.000%
2010	102.667%
2011	101.333%
2012 and thereafter	100.000%

In addition, at any time and from time to time on or prior to April 15, 2007, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes), with funds in an equal aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 108.000%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption.  The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering).  The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.  Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the completion of the related Equity Offering.

At any time prior to April 15, 2009, Notes may also be redeemed or purchased (by the Company or any other Person) in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder’s registered address in accordance with the Indenture.  The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such redemption, purchase or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control.

The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase; provided, however, that the Company shall not be obligated to repurchase Notes in the event it has exercised its right to redeem all the Notes as described above.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration or transfer, the Company,  any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, any Subsidiary Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, or any Subsidiary Guarantor under the Indenture, the Notes or any Subsidiary Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation.  Each Holder, by accepting this Note, hereby waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES.